UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of report: January 7, 2021
(Date of earliest event reported)

IDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10235	36-3555336
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
3100 Sanders Road, Suite 301
Northbrook, Illinois 60062
(Address of principal executive offices, including zip code)
(847) 498-7070
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	IEX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

IDEX Corporation (the “Company”) is filing this amendment to its Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2021 (the “Original Report”) solely for the purposes of updating the date Jeffrey D. Bucklew is expected to remain with the Company and supplementing the Original Report to include details of the Severance Agreement (as defined below), which were not determined at the time of the filing of the Original Report.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on January 7, 2021, Jeffrey D. Bucklew, Senior Vice President and Chief Human Resources Officer of the Company, and the Company agreed to separate and Mr. Bucklew was expected to remain with the Company until May 1, 2021. The parties have agreed to extend the date of Mr. Bucklew’s separation to July 1, 2021 (the “Separation Date”). In connection with the separation, the Company and Mr. Bucklew entered into a severance and general release agreement, dated February 5, 2021 (the “Severance Agreement”), pursuant to which Mr. Bucklew will remain with the Company until the Separation Date and provide transition services.

Pursuant to the Severance Agreement, Mr. Bucklew will continue to be paid his current base salary and be entitled to the same medical benefits applicable to his employment until the Separation Date. Following the Separation Date, and subject to Mr. Bucklew’s compliance with the terms of the Severance Agreement, Mr. Bucklew will receive each of the following payable in a lump sum: $31,608 for medical continuation coverage in addition to the base salary and target bonus severance provided for under Mr. Bucklew’s employment offer letter with the Company, dated January 16, 2012, as amended, previously disclosed in the Company’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2013 and December 31, 2017. The parties also agreed to continued vesting in any restricted stock awards or stock option awards that would vest based on Mr. Bucklew’s continued service through and including the Separation Date, but forfeiting all other performance stock or share unit awards, restricted stock awards and stock option awards that have not yet vested as of the Separation Date. The Severance Agreement includes a general release and waiver from Mr. Bucklew.

Item 9.01 – Financial Statements and Exhibits.

(a)Exhibits

104    Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEX CORPORATION

	By:	/s/ WILLIAM K. GROGAN
William K. Grogan
Senior Vice President and Chief Financial Officer
February 10, 2021

EXHIBIT INDEX

Exhibit Number	Description

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)